As filed with the Securities and Exchange Commission on January 7, 2001.
                                           Registration No. 333-________
=========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   --------------------------------------

          BARRINGTON FOODS INTERNATIONAL, INC. (FORMERLY EBAIT, INC.)
          -----------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         NEVADA (formerly CALIFORNIA)                       33-0843633
      ----------------------------------                 ----------------
      (State or other Jurisdiction                       (I.R.S. Employer
       of Incorporation or Organization)                 Identification
                                                         No.)

             2279 Segundo Ct. Suite 4, Pleasanton, CA        94588
          ---------------------------------------------    ----------
            (Address of Principal Executive Offices)     (Zip Code)

                   --------------------------------------

                     CONSULTING SERVICES CONTRACT WITH
                             MR. J. MICHAEL KING
                              (Full Title of Plan)

                   --------------------------------------

                                Rendal Williams
                             Chief Executive Officer
                            2279 Segundo Ct. Suite 4
                             Pleasanton, CA  94588
                      (Name and Address of agent for service)

                                (925) 462 6280
       -------------------------------------------------------------
       (Telephone Number, including area code, of agent for service)

                   --------------------------------------

                           COPIES OF COMMUNICATIONS TO:
                             Thomas C. Cook, Esq.
                       Thomas C. Cook & Associates, Ltd.
                         4955 South Durango, Suite 214
                            Las Vegas, Nevada 89113
                             Phone:  (702) 952-8520
                             Fax:    (702) 952-8521

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                     --------------------------------------
                        CALCULATION OF REGISTRATION FEE
                     --------------------------------------

                                        PROPOSED    PROPOSED
                                        MAXIMUM     MAXIMUM
                                        OFFERING    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE      PRICE       OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED(1)     PER UNIT    PRICE       FEE (2)
=============================================================================
Common Stock,         475,000 shares    $0.75       $356,250    $85.15
par value
$.001 per share
=============================================================================
(1) This Registration Statement relates to 475,000 shares of the Registrant's Common Stock, par value $.001 per share, to be issued upon pursuant to the terms of the Consulting Services Contracts with [name]

(2)   Pursuant to Rule 457(c) of the Securities Act of 1933 (the
"Securities Act") the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock as quoted on the Over-the-Counter Bulletin Board on January 2, 2002.

============================================================================
                                       PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

        The information required to be provided pursuant to this Item to the individual participant, Mr. J. Michael King, is set forth in the consulting services contracts with Mr. J. Michael King, dated January
2, 2002 (the "Consulting Services Contract").  See Exhibit 4.1.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Written statement required to be provided to participants pursuant to this Item 2:

        We will provide without charge to each participant in the Consulting Services Contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to Barrington Foods International, Inc. (formerly eBait, Inc.),
Attn:  Rendall Williams, 2279 Segundo Ct. Suite 4, Pleasanton, CA  94588,
Phone:


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                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The contents of the following documents filed by Barrington Foods International, Inc., a Nevada corporation (formerly a California corporation) ("BFII" or the "Registrant"), formerly called eBait, Inc., with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

      (i) Registrant Statement on Form 10SB12G, filed on February 2, 2001 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

      (ii) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

      All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to the participant in the written compensation contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Thomas C. Cook, attorney for the issuer, who has rendered a Legal Opinion for this S-8 Registration is a shareholder in the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE SIX OF THE ARTICLES OF INCORPORATION OF THE COMPANY STATE: "The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law."

ARTICLE V OF THE COMPANY'S BY-LAWS STATES: "The Corporation shall indemnify its directors, officers and employees as follows:

(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

(b) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article V."

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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.



ITEM 8.  EXHIBITS

Exhibit No.                Description of Exhibits

 3.1          Certificate of Incorporation of the Company (filed as
              Exhibit 3a to the Company's Registration Statement on Form 10SB as filed with the Commission on February 2, 2001).
 3.2 Bylaws of the Company(filed as Exhibit 3b to the Company's Registration Statement on Form 10SB as filed with the Commission on February 2, 2001).
 4.1 Consulting Services Contract dated January 3, 2001 between Barrington Foods International, Inc. and J. Micheal King (filed herewith).
 5.1          Opinion of Thomas C. Cook, Esq. (Filed herewith).
23.1 Consent of Cordovano and Harvey, P.C., Certified Public Accountants (filed herewith).
23.2          Consent of Thomas C. Cook, Esq. (Included in Exhibit 5.1).

ITEM 9. UNDERTAKINGS

        (a)  UNDERTAKING TO UPDATE

              The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

              (i) include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

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        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c)   UNDERTAKING WITH RESPECT TO INDEMNIFICATION

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                     SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on this 3rd day of January, 2002.

                                  BARRINGTON FOODS INTERNATIIONAL, INC.

                                  By: /s/ Rendal Williams
                                  ---------------------------
                                  Rendal Williams
                                  CHIEF EXECUTIVE OFFICER


        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 3rd day of January, 2002.


         SIGNATURE                                TITLE
         ---------                                -----
  /s/ Rendal Williams                 Chief Executive Officer
 ----------------------------------   (principal executive officer)
      Rendal Williams                 and Chief Financial Officer


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                                 INDEX TO EXHIBITS

Exhibit No.                   Description of Exhibits

 3.1          Certificate of Incorporation of the Company (filed as
              Exhibit 3a to the Company's Registration Statement on Form 10SB as filed with the Commission on February 2, 2001).
 3.2 Bylaws of the Company(filed as Exhibit 3b to the Company's Registration Statement on Form 10SB as filed with the Commission on February 2, 2001).
 4.1 Consulting Services Contract dated January 3, 2001 between Barrington Foods International, Inc. and J. Micheal King (filed herewith).
 5.1          Opinion of Thomas C. Cook, Esq. (Filed herewith).
23.1 Consent of Cordovano and Harvey, P.C., Certified Public Accountants (filed herewith).
23.2          Consent of Thomas C. Cook, Esq. (Included in Exhibit 5.1).


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